Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of our report dated April 22, 2016 relating to the consolidated financial statements of SRC Energy Inc. (formerly known as Synergy Resources Corporation), which appears in its Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ EKS&H LLLP

Denver, Colorado

May 23, 2018